UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue, Suite 105
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Enter Into a Material Definitive Agreement

On February 15, 2017, InnSuites Hospitality Trust (“IHT”) and RRF Limited Partnership (“Partnership”) entered into a restructuring agreement included in Exhibit 10.1 with Rare Earth Financial, LLC (“REF”) to allow for the sale of non-controlling partnership units in Yuma Hospitality Properties LP (“Yuma”) for $10,000 per unit, which operates the Yuma InnSuites Best Western Hotel & Suites hotel property, a 166 unit hotel in Yuma, Arizona (the “Property”). REF and IHT are restructuring the Yuma Partnership Interest from General Partner majority-owned to accredited investor majority-owned. Total interests outstanding will remain unchanged at 800 with Class A, Class B and Class C Limited Liability Limited Partnership Interests (referred to collectively as “Interests”) restructured with the Yuma Partnership purchasing 300 existing IHT Class B Interests and reissuing 300 Class A units to accredited investors as Class A Interests causing Yuma to offer and sell up to approximately 300 Class A (2017 series) Interests. REF, as a General Partner of Yuma, will coordinate the offering and sale of Class A Interests to qualified third parties. REF and other REF Affiliates may purchase Interests under the offering. This restructuring is part of the Trust’s Equity Enhancement Plan to comply with Section 1003(a)(iii) of the NYSE MKT Company Guide.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the event of the sale or capital raise of the Trust’s technology division by January 31, 2019, the IHT Board of Trustees (“Committee”) and the IHT Board of Trustees (“Board”) authorized payments to Pamela J. Barnhill, President, Chief Operating Officer, Vice Chairperson of the Board and Trustee of the Trust, Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee of the Trust, and Adam B. Remis, Chief Financial Officer of the Trust (individually, an “Executive” and collectively, the “Executives”). Per the attached bonus agreement included as Exhibit 10.2, Ms. Barnhill will receive an amount equal to 10% of the gross sale or transfer price over and above the starting value or 10% of the capital raised if not a sale. Mr. Berg will receive a bonus of 10% of the amount paid to Ms. Barnhill. Mr. Remis will receive a bonus of 25% of the amount paid to Ms. Barnhill. The Committee reserve the right to award Mr. Remis an amount in the range of 20% to 40% of the amount paid to Ms. Barnhill. These bonuses would be payable in cash, stock, or any combination hereof, as determined by the Compensation Committee, in proportion to the form of payment received by the Trust. In addition, if Ms. Barnhill were the procuring cause and/or played a major part in the sale, Ms. Barnhill would receive an additional 3% of the sales price paid at the time and in proportion to the type of payment received by the Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer

Date: February 21, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Yuma Hospitality Properties LP Restructuring Agreement, dated February 15, 2017 and executed by IHT, RRF Limited Partnership, Rare Earth Financial, LLC and Tucson Saint Mary’s Suite Hospitality, LLC.

10.2	IBC Bonus Agreement, dated February 15, 2017, executed by InnSuites Hospitality Trust, Pamela Barnhill, Marc Berg and Adam Remis.